Exhibit 99.1

Upstart Announces Second Quarter 2026 Results

BURLINGAME, Calif. – August 4, 2026 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for the quarter ended June 30, 2026. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“We came into this quarter with a clear plan, and we executed against it — re-accelerating growth in core personal loans, moving our secured products rapidly toward profitability, and funding that growth without adding equity capital. The results speak for themselves: originations up 50% year-over-year and we returned to GAAP profitability, with an all-time-high Contribution Profit,” said Paul Gu, Co-founder and CEO. “We've built a technology advantage that keeps compounding, and we've barely scratched the surface of the opportunity in front of us.”

Second Quarter 2026 Highlights
•Originations: $4.2 billion, up 50% year-over-year (“YoY”). 558,014 loans originated, up 50% YoY.
•Total Revenue: $365 million, up 42% YoY. Revenue from fees was $348 million, up 45% YoY.
•Income from Operations: $14.6 million, compared to $4.5 million in Q2 2025.
•Net Income: $16.5 million, up 195% YoY from $5.6 million in Q2 2025. Diluted net income per share was $0.16 compared with $0.05 in Q2 2025.
•Contribution Profit: All-time high of $193 million, up 37% YoY. Contribution Margin was 55%, versus 58% in Q2 2025.
•Adjusted EBITDA: $76.9 million, up 45% YoY from $53.1 million in Q2 2025. Adjusted EBITDA Margin was 21%, unchanged from Q2 2025.

Results by Product Category1
•Unsecured: Revenue from fees was $326 million, up 38% YoY. Contribution Profit of $201 million was up 36% YoY, while Contribution Margin was 62%, unchanged from Q2 2025 and up 6 percentage points from 56% in Q1 2026.
•Secured (Auto and Home): Combined Contribution Margin was negative 35%, improved from negative 176% in Q2 2025 and up 61 percentage points from negative 96% in Q1 2026.

Financial Outlook
For full-year 2026, Upstart continues to expect:
•Total Revenue of approximately $1.4 billion
◦Revenue From Fees of approximately $1.3 billion
•Adjusted EBITDA (Margin % of Total Revenue) of approximately $294 million (21%)

1 This disaggregation does not represent the Company’s operating segments under U.S. GAAP. While Unsecured Lending is a reportable segment, Secured Products include two operating segments, Auto Lending and Other.

Conference Call and Webcast Information
•Live Conference Call and Webcast at 1:30 p.m. PT on August 4, 2026. To access the call in the United States and Canada: 800-330-6710, conference code 7744842. To access the call outside of the United States and Canada: +1 312-471-1353, conference code 7744842. A webcast is available at ir.upstart.com.
•Event Replay: A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates while delivering the exceptional digital-first experience customers demand. More than 90% of loans are fully automated, with no human intervention by Upstart. Founded in 2012, Upstart’s platform includes personal loans, automotive loans, home equity lines of credit, and Upstart’s new Cash Line product, a revolving line of credit. Upstart is based in Burlingame, California.

Investors
Sonya Banerjee
ir@upstart.com

Press
Eric Smith
press@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our outlook for the full-year of 2026 and beyond. These statements may include words such as “anticipate”, “becoming”, “believe”, “can have”, “continue”, “could”, “estimate”, “expect”, “intend”, “likely”, “look forward”, “may”, “ongoing,” “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would,” or the negative of these terms or other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events that do not relate strictly to historical or current facts. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities and the sustainability of our business and market position; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), Adjusted EBITDA, basic weighted-average share count, and diluted weighted-average share count. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs and assumptions as of that time with respect to future events, including assumptions regarding macroeconomic conditions, credit performance, funding availability, and competitive dynamics, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting our investor relations website at ir.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Additional information will be available in other future reports that we file with the SEC from time to time, which could cause actual results to vary from expectations.

Key Operating Metrics and Non-GAAP Financial Measures

Beginning in the second quarter of 2026, we refer to the metrics “Transaction Volume, Dollars” and “Transaction Volume, Number of Loans” as “Originations, Dollars” and “Originations, Number of Loans,” respectively, to reflect management’s internal terminology. We define Originations, Dollars as the aggregate of: (i) the total principal of loan originations for personal loans, small dollar loans, and auto loans, (ii) committed amounts for HELOCs, and (iii) drawn amounts for unsecured revolving credit lines (Cash Line), in each case facilitated on our marketplace during the periods presented. We define Originations, Number of Loans as the total number of such originations, commitments, and draws, as applicable, facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a marketplace.

We define Conversion Rate as the Originations, Number of Loans in a period divided by the total number of rate inquiries received that we estimate to be legitimate, which we record when a borrower actively requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth. Cash Line is excluded because those borrowers may make multiple draws after the line has been initially approved, and those subsequent draws do not represent additional conversions.

We define Percentage of Loans Fully Automated as the total number of loans in a given period originated end-to-end with no human involvement required by the Company divided by the Originations, Number of Loans in the same period. Cash Line is excluded because those borrowers may make multiple draws after the line has been initially approved, and those subsequent draws do not represent additional automation. Under this definition, “originated end-to-end” means (i) from initial rate request to final funding for personal loans, including small dollar loans, and (ii) from initial rate request to loan approval for auto loans and HELOCs, due to certain jurisdictions’ local requirements and external dependencies that require human action prior to funding.

To derive Contribution Profit, we subtract the sum of borrower acquisition costs as well as borrower verification and servicing costs from revenue from fees, net. To calculate Contribution Margin we divide Contribution Profit by revenue from fees, net.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense and certain payroll tax expenses, depreciation and amortization, expense on convertible notes, provision for income taxes, gain on debt extinguishment, net gain on lease modification and reorganization expenses, as applicable. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA and Adjusted EBITDA Margin include interest expense from corporate debt and warehouse credit facilities which is incurred in the course of earning corresponding interest income.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below. Upstart has not reconciled the forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Upstart Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,	June 30,
	2025	2026
Assets
Cash and cash equivalents	$652,388	$455,957
Restricted cash	404,624	526,320
Loans (at fair value)(1)	984,552	1,064,239
Property, equipment, and software, net	44,174	49,421
Operating lease right of use assets	16,410	18,783
Beneficial interest assets (at fair value)	396,216	545,938
Line of credit receivable (at fair value)	112,742	111,772
Notes receivable and residual certificates (at fair value)	97,416	120,375
Non-marketable equity securities	41,250	41,000
Goodwill	67,062	67,062
Other assets (includes $41,166 and $54,946 at fair value as of December 31, 2025 and June 30, 2026, respectively)	157,971	170,406
Total assets	$2,974,805	$3,171,273
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$107,659	$145,208
Borrowings	1,829,145	2,003,129
Payable to securitization note holders (at fair value)	46,542	32,122
Accrued expenses and other liabilities (includes $15,219 and $24,967 at fair value as of December 31, 2025 and June 30, 2026, respectively)	171,495	170,974
Operating lease liabilities	21,149	22,352
Total liabilities	2,175,990	2,373,785
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 98,033,361 and 97,306,813 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively	10	10
Additional paid-in capital	1,156,361	1,145,141
Accumulated deficit	(357,556)	(347,663)
Total stockholders’ equity	798,815	797,488
Total liabilities and stockholders’ equity	$2,974,805	$3,171,273
__________
(1)Includes $53.8 million and $36.3 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2025 and June 30, 2026, respectively.

Upstart Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Revenue:
Revenue from fees, net(1)	$240,777	$348,019	$426,252	$625,082
Interest income, interest expense, and fair value adjustments, net:
Interest income(3)	45,623	57,051	86,191	113,112
Interest expense(3)	(7,772)	(12,531)	(14,792)	(22,901)
Fair value and other adjustments, net(4)	(21,337)	(27,831)	(26,989)	(42,371)
Total interest income, interest expense, and fair value adjustments, net	16,514	16,689	44,410	47,840
Total revenue	257,291	364,708	470,662	672,922
Operating expenses:
Sales and marketing	73,105	114,512	132,075	218,967
Customer operations	46,246	61,319	86,747	116,414
Engineering and product development	68,825	93,860	126,663	173,972
General, administrative, and other	64,573	80,378	125,131	156,448
Total operating expenses	252,749	350,069	470,616	665,801
Income from operations	4,542	14,639	46	7,121
Other income, net	1,114	2,514	3,192	3,470
Net income before income taxes	5,656	17,153	3,238	10,591
Provision for income taxes	49	614	78	698
Net income	$5,607	$16,539	$3,160	$9,893

Net income per share, basic	$0.06	$0.17	$0.03	$0.10
Net income per share, diluted	$0.05	$0.16	$0.03	$0.10
Weighted-average number of shares outstanding used in computing net income per share, basic	95,526,364	96,573,751	94,903,909	96,736,956
Weighted-average number of shares outstanding used in computing net income per share, diluted	102,852,284	109,720,846	103,177,583	101,414,541
__________
(1)The following table presents revenue from fees disaggregated by type of service for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Revenue from fees, net:
Platform and referral fees, net	$202,845	$284,066	$353,820	$508,684
Servicing and other fees, net	37,932	54,807	72,432	103,919
Loan sales fees(2)	—	9,146	—	12,479
Total revenue from fees, net	$240,777	$348,019	$426,252	$625,082

Upstart Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

(2)Represents fees we charge our third-party loan purchasers for facilitating certain forward-flow loan sales that are recognized as part of the sales proceeds received. Beginning in the second quarter of 2026, loan sales fees, which were previously included within servicing and other fees, net, are presented as a separate component of revenue from fees, net. Prior-period amounts have been reclassified to conform to the current-period presentation.
(3)For the three and six months ended June 30, 2026, interest income and interest expense include dividend income earned on certain cash accounts and expense on convertible senior notes, respectively, which were previously included in other income, net. Refer to “Note 1. Description of Business and Significant Accounting Policies” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for details.
(4)The following table presents components of fair value and other adjustments, net for the periods presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Fair value and other adjustments, net:
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	$(18,878)	$(15,586)	$(40,204)	$(33,773)
Fair value adjustments and realized gains (losses) on beneficial interests, net	(6,288)	(8,407)	11,377	4,727
Realized gain (loss) on sale of loans, net	3,829	(3,838)	1,838	(13,325)
Total fair value and other adjustments, net	$(21,337)	$(27,831)	$(26,989)	$(42,371)

Upstart Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2026
Cash flows from operating activities
Net income	$3,160	$9,893
Adjustments to reconcile net income to net cash used in operating activities
Change in fair value of loans	(21,064)	74,118
Change in fair value of servicing assets	8,640	12,535
Change in fair value of servicing liabilities	(623)	(1,566)
Change in fair value of beneficial interest assets	(23,484)	(9,286)
Change in fair value of beneficial interest liabilities	12,107	4,559
Change in fair value of other financial instruments	(2,384)	(1,227)
Stock-based compensation	65,342	79,277
Gain on loan servicing rights, net	(12,451)	(20,844)
Depreciation and amortization	12,243	12,984
Loan premium amortization	(19,176)	(23,126)
Non-cash interest expense and other	3,003	8,217
Net changes in operating assets and liabilities:
Purchases and originations of loans held-for-sale	(3,969,799)	(6,049,875)
Proceeds from sale of loans held-for-sale	3,723,733	5,532,144
Principal payments received for loans held-for-sale	83,138	95,627
Principal payments received for loans held by consolidated securitization	19,933	15,142
Settlements of beneficial interest liabilities, net	(11,664)	524
Proceeds from beneficial interest assets (derivatives)	806	10,536
Settlements of beneficial interest assets (derivatives)	(1,023)	(3,123)
Other assets	4,064	(5,083)
Operating lease liability and right-of-use asset	(610)	(1,170)
Accrued expenses and other liabilities	(7,539)	(10,185)
Net cash used in operating activities	(133,648)	(269,929)

Cash flows from investing activities
Purchases and originations of loans held-for-investment	$(377,940)	$(617,215)
Proceeds from sale of loans held-for-investment	20,247	435,726
Principal payments received for loans held-for-investment	129,941	158,019
Principal payments received for notes receivable and repayments of residual certificates	6,521	27,054
Acquisition and settlements of beneficial interest assets (hybrid instruments)	(1,576)	(3,197)
Proceeds from beneficial interest assets (hybrid instruments)	44,929	107,165
Issuance of line of credit receivable	—	(721)
Repayments of line of credit receivable	—	1,369
Purchases of property and equipment	(115)	(4,808)
Capitalized software costs	(10,410)	(8,434)
Net cash provided by (used in) investing activities	(188,403)	94,958

Upstart Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2026

Cash flows from financing activities
Proceeds from borrowings	$176,356	$424,550
Payment of debt issuance costs to third parties	(443)	—
Repayments of borrowings	(152,691)	(253,833)
Principal payments made on securitization notes	(22,021)	(14,149)
Payable to investors	31,496	37,549
Net proceeds related to stock-based award activities	14,551	6,176
Repurchases of stock	—	(100,057)
Net cash provided by financing activities	47,248	100,236
Change in cash, cash equivalents and restricted cash	(274,803)	(74,735)
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	976,263	1,057,012
Cash, cash equivalents and restricted cash at end of period	$701,460	$982,277

Upstart Holdings, Inc.
Key Operating and Non-GAAP Financial Metrics
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Originations, Dollars(1)	$2,820,398	$4,227,174	$4,954,006	$7,672,316
Originations, Number of Loans(1)(2)	372,599	558,014	613,305	983,370
Conversion Rate(3)	21.0%	19.7%	19.4%	19.2%
Percentage of Loans Fully Automated	92%	91%	92%	91%

Contribution Profit	$140,543	$193,131	$242,915	$330,405
Contribution Margin	58%	55%	57%	53%
Adjusted EBITDA	$53,053	$76,905	$95,630	$117,374
Adjusted EBITDA Margin	21%	21%	20%	17%
__________
(1)“Originations, Dollars” and “Originations, Number of Loans” were previously referred to as “Transaction Volume, Dollars” and “Transaction Volume, Number of Loans,” respectively. See “Key Operating Metrics and Non-GAAP Financial Measures” above for additional information.
(2)Originations, Number of Loans is shown in ones for the periods presented.
(3)Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Conversion Rate. Prior period figures have been recast to conform to the new definition and methodology. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, we intend to discontinue reporting this metric beginning in the first quarter of 2027. See “Key Operating and Non-GAAP Financial Metrics” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for additional information.

The following table provides disaggregated information for Originations, Dollars and Originations, Number of Loans for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Originations, Dollars
Unsecured Lending(1)	$2,635,470	$3,638,446	$4,663,625	$6,677,530
Other(2)	184,928	588,728	290,381	994,786
Total	$2,820,398	$4,227,174	$4,954,006	$7,672,316

Originations, Number of Loans(3)
Unsecured Lending(1)	366,423	535,191	603,624	946,045
Other(2)	6,176	22,823	9,681	37,325
Total	372,599	558,014	613,305	983,370
__________
(1)Refer to “Note 14. Segment Information” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for additional information regarding our Unsecured Lending segment and related Contribution Profit.
(2)Includes Auto Lending and Other operating segments, which did not meet the separate reporting or aggregation criteria under GAAP.
(3)Originations, Number of Loans, is shown in ones for the periods presented.

Upstart Holdings, Inc.
Key Operating and Non-GAAP Financial Metrics
(In thousands, except per share data and ratios, or as noted)
(Unaudited)
The following table presents financial information, including Contribution Profit, for our Unsecured Lending segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Unsecured Lending(1)
Revenue from fees, net	$236,935	$326,301	$419,062	$591,695
Borrower acquisition costs(2)	(57,249)	(84,712)	(102,390)	(165,091)
Borrower verification and servicing costs(3)	(32,366)	(40,821)	(61,640)	(77,402)
Contribution Profit for Unsecured Lending	$147,320	$200,768	$255,032	$349,202
__________
(1)Beginning in the second quarter of 2026, we renamed our Personal Lending operating segment to Unsecured Lending. The name change was administrative in nature and had no impact to the segment results or our condensed consolidated financial statements.
(2)Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(3)Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

The following table presents a reconciliation of total Contribution Profit to Net income before income taxes:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Contribution Profit - Unsecured Lending	$147,320	$200,768	$255,032	$349,202
Reconciling items:
Contribution Profit/(Loss) - Other Segments(1)	(6,777)	(7,637)	(12,117)	(18,797)
Sales and marketing, net of borrower acquisition costs(2)	(12,170)	(12,228)	(22,578)	(24,426)
Customer operations, net of borrower verification and servicing costs(3)	(6,947)	(8,715)	(12,907)	(16,278)
Engineering and product development	(68,825)	(93,860)	(126,663)	(173,972)
General, administrative, and other	(64,573)	(80,378)	(125,131)	(156,448)
Interest income, interest expense, and fair value adjustments, net	16,514	16,689	44,410	47,840
Other income, net	1,114	2,514	3,192	3,470
Net income before income taxes	$5,656	$17,153	$3,238	$10,591
__________
(1)Includes Auto Lending and Other operating segments, which did not meet the separate reporting or aggregation criteria under GAAP.
(2)Borrower acquisition costs were $60.9 million and $102.3 million for the three months ended June 30, 2025 and 2026, respectively, and were $109.5 million and $194.5 million for the six months ended June 30, 2025 and 2026, respectively. Borrower acquisition costs consist of sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(3)Borrower verification and servicing costs were $39.3 million and $52.6 million for the three months ended June 30, 2025 and 2026, respectively, and were $73.8 million and $100.1 million for the six months ended June 30, 2025 and 2026, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

Upstart Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Revenue from fees, net	$240,777	$348,019	$426,252	$625,082
Income from operations	4,542	14,639	46	7,121
Operating Margin	2%	4%	0%	1%
Sales and marketing, net of borrower acquisition costs(1)	$12,170	$12,228	$22,578	$24,426
Customer operations, net of borrower verification and servicing costs(2)	6,947	8,715	12,907	16,278
Engineering and product development	68,825	93,860	126,663	173,972
General, administrative, and other	64,573	80,378	125,131	156,448
Interest income, interest expense, and fair value adjustments, net	(16,514)	(16,689)	(44,410)	(47,840)
Contribution Profit	$140,543	$193,131	$242,915	$330,405
Contribution Margin	58%	55%	57%	53%
__________
(1)Borrower acquisition costs were $60.9 million and $102.3 million for the three months ended June 30, 2025 and 2026, respectively, and were $109.5 million and $194.5 million for the six months ended June 30, 2025 and 2026, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $39.3 million and $52.6 million for the three months ended June 30, 2025 and 2026, respectively, and were $73.8 million and $100.1 million for the six months ended June 30, 2025 and 2026, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

Upstart Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and ratios, or as noted)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Total revenue	$257,291	$364,708	$470,662	$672,922
Net income	5,607	16,539	3,160	9,893
Net Income Margin	2%	5%	1%	1%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$36,641	$45,881	$70,277	$81,993
Depreciation and amortization	5,843	7,126	12,243	12,984
Reorganization expenses	—	1,678	—	1,678
Expense on convertible notes	4,913	5,067	9,872	10,128
Provision for income taxes	49	614	78	698
Adjusted EBITDA	$53,053	$76,905	$95,630	$117,374
Adjusted EBITDA Margin	21%	21%	20%	17%
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(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.